Exhibit (d)(ii)

CONSENT AND JOINDER AGREEMENT

          CONSENT AND JOINDER AGREEMENT dated August 10, 2004 by and among MARK NITZBERG, an individual with an address at 86 Rock Road West, Green Brook, New Jersey 08812 (“Nitzberg”), JACLYN, INC., a Delaware corporation with an address at 635 59th Street, West New York, New Jersey 07093 (“Jaclyn”), and the persons listed on the signature pages hereto (the “Present Stockholders”).

BACKGROUND

          Jaclyn and the Present Stockholders are parties to an Amended and Restated Stockholders’ Agreement dated as of May 12, 2003 (the “Stockholders’ Agreement”) pursuant to which, among other things, Jaclyn and the Present Stockholders have agreed to certain provisions relating to the voting and disposition of the shares of common stock, $1.00 par value per share (the “Common Stock”) owned by them or as to which they may have or share the right to vote.

          Nitzberg has acquired 120,000 shares of Common Stock and desires to become a party to the Stockholders’ Agreement and the Present Stockholders have agreed that Nitzberg may become a party to the Stockholders’ Agreement, all upon the terms and subject to the conditions set forth in this Consent and Joinder Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein and in the Stockholders’ Agreement, and for other good and valuable consideration, Nitzberg and the Present Stockholders hereby agree as follows:

          1. Definitions. Capitalized terms used but not defined in this Consent and Joinder Agreement shall have the meanings assigned to those terms in the Stockholders’ Agreement.

          2. Joinder. Nitzberg hereby consents and agrees, effective as of the date hereof, to being added and obligated as a Stockholder under the Stockholders’ Agreement and the Present Stockholders hereby consent and agree to the foregoing.

          3. Amendments to Stockholders’ Agreement. (a) All references to “Stockholder” or Stockholders” in the Stockholders’ Agreement shall be deemed to include Nitzberg, and the respective definitions of those terms are each hereby amended to include Nitzberg.

                    (b) Schedule A to the Stockholders’ Agreement is hereby amended to add the name and address of Nitzberg as follows:

Mark Nitzberg
86 Rock Road West
Green Brook, New Jersey 08812

                    (c) Nitzberg shall be a member of the Robert Chestnov Stockholder Group and, in that regard, Schedule B to the Stockholders’ Agreement is hereby amended to add the name “Mark Nitzberg” to the end of the page captioned “ROBERT CHESTNOV STOCKHOLDER GROUP”.

               4. Miscellaneous. (a) Except as amended hereby, the Stockholders’ Agreement, and all documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect and are hereby ratified and confirmed.

                    (b) This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to principles of conflicts of law.

                    (c) This Agreement may be executed in two or more counterparts, each of which shall be considered to be an original, but all of which, when taken together, shall constitute one and the same instrument.

                    (d) Headings in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

                    (e) Any signature received by facsimile or electronic transmission shall be deemed an original signature hereto.

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          IN WITNESS WHEREOF, Jaclyn, Nitzberg and the Present Stockholders have executed this Consent and Joinder Agreement as of the day and year first above written.

JACLYN, INC.

By: /s/ Robert Chestnov

Name: Robert Chestnov
Title: President

/s/Mark Nitzberg

Mark Nitzberg

(signatures continue on next page)

STOCKHOLDER SIGNATURES

/s/Abe Ginsburg	/s/David Hartstein

Abe Ginsburg	David Hartstein

/s/Sylvia Ginsburg	/s/Aimee Hartstein Thomas

Sylvia Ginsburg	Aimee Hartstein Thomas

/s/Howard Ginsburg	/s/Scott Hartstein

Howard Ginsburg	Scott Hartstein

/s/Randi Zinz Ginsburg
Rohan Thomas
Randi Zinz Ginsburg
/s/Rachel Hartstein
/s/Howard Ginsburg
Rachel Hartstein
Howard Ginsburg custodian for
Joshua Zinz Ginsburg	/s/Marvin Schwartz

/s/Howard Ginsburg	Marvin Schwartz

Howard Ginsburg custodian for	THE JACOB GINSBURG FOUNDATION
Zachary Zinz Ginsburg

By: /s/Abe Ginsburg
/s/Howard Ginsburg
Print Name: Abe Ginsburg
Howard Ginsburg custodian for	Print Title: Director
Alexa Zinz Ginsburg
ABE AND SYLVIA GINSBURG FOUNDATION
/s/Bernice Gailing Schwartz
By: /s/Abe Ginsburg
Bernice Gailing Schwartz
Print Name: Abe Ginsburg
/s/Stephanie Dara Gailing	Print Title: Director

Stephanie Dara Gailing

/s/Eric Lee Gailing

Eric Lee Gailing

/s/Jaclyn Hartstein

Jaclyn Hartstein

STOCKHOLDER SIGNATURES

NATMART LTD.	/s/Mickey Wolf

By: /s/Allan Ginsburg	Mickey Wolf

Print Name: Allan Ginsburg	/s/Melissa Ginsburg
Print Title: General Partner
Melissa Ginsburg
/s/Natalie Ginsburg
/s/Bonnie Sue Levy
Natalie Ginsburg
Bonnie Sue Levy for Jordyn
/s/Bonnie Sue Levy	Lichtstein, a minor

Bonnie Sue Levy	/s/Stephanie Zucker

/s/Jamie Levy	Stephanie Zucker

Jamie Levy	NATALIE AND MARTIN GINSBURG FOUNDATION

/s/Sherri Ann Levy	By: /s/Natalie Ginsburg

Sherri Ann Levy	Print Name: Natalie Ginsburg
Print Title:
/s/Robyn Levy Wolf
ALLAN AND CAROLYN GINSBURG FOUNDATION
Robyn Levy Wolf
By: /s/Allan Ginsburg
/s/Allan Ginsburg
Print Name: Allan Ginsburg
Allan Ginsburg	Print Title: President

/s/Carolyn Ginsburg

Carolyn Ginsburg

/s/Allan Ginsburg

Allan Ginsburg, custodian for
Gregory Ginsburg

/s/Allan Ginsburg

Allan Ginsburg custodian for
Kathryn Ashley Ginsburg

/s/Jeffrey Ginsburg

Jeffrey Ginsburg

/s/Kenneth Ginsburg

Kenneth Ginsburg

STOCKHOLDER SIGNATURES

/s/Robert Chestnov	ALEX CHESTNOV MEMORIAL FOUNDATION

Robert Chestnov	By: /s/Robert Chestnov

/s/Sheila Chestnov	Print Name: Robert Chestnov
Print Title: Trustee
Sheila Chestnov
/s/Stephanie Chestnov
/s/Sheila Chestnov
Stephanie Chestnov
Sheila Chestnov custodian for
Robyn Jill Chestnov	/s/Richard Chestnov

/s/Sheila Chestnov	Richard Chestnov for Alexis
Chestnov, a minor
Sheila Chestnov custodian for
Michael Steven Chestnov

/s/Hannah Chestnov

Hannah Chestnov

/s/Richard Chestnov

Richard Chestnov, Trustee under
Estate of Alex Chestnov-Non Marital Trust B

/s/Robert Chestnov

Robert Chestnov, Trustee under
Estate of Alex Chestnov-Non-Marital Trust B

/s/Richard Chestnov

Richard Chestnov

/s/Neil Schiller

Neil Schiller

/s/Robyn Schiller

Robyn Schiller